UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 2, 2026

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer Identification No.)

2174 EastRidge Center
Eau Claire, WI 54701
(Address and Zip Code of principal executive offices)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 2, 2026, the Board of Directors of Citizens Community Bancorp, Inc. (the “Company”) approved a new share repurchase authorization for the repurchase of up to 482,500 shares of the Company’s common stock through September 1, 2027. The new authorization effectively replaces the July 2025 share repurchase authorization for the repurchase of up to 499,000 shares of the Company’s common stock, under which there were 112,867 shares remaining available to be repurchased at the time of such authorization’s July 23, 2026 expiration. Under the new authorization, repurchases may be made from time to time, on the open market, in accordance with the terms of Exchange Act Rule 10b-18. Shares may be repurchased through the use of trading plans intended to qualify under Exchange Act Rule 10b5-1. The repurchase authorization may be amended or terminated by the Company’s Board of Directors at any time without prior notice. The timing and amount of any share repurchases under the new authorization will be determined by management and will depend on a variety of factors, including price, general business and market conditions, and other investment opportunities. The new share repurchase authorization does not obligate the Company to repurchase any shares of its common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: September 2, 2026	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer